Exhibit 99.2
        Certain Information Relating to Directors and Executive Officers

Supervisory Board and Board of Management and Executive Committee of Aventis SA


Name and Business Address                   Principal Present Occupation
-------------------------                   ----------------------------

SUPERVISORY BOARD

Marc Vienot                              Chairman of the Supervisory Board of
(France)                                 Aventis Pharmaceuticals
Societe Generale
Tour Societe Generale
F 92972 Paris la defense Cedex

Dr. Martin Fruhauf                       Vice-Chairman of the Supervisory
(Germany)                                Board of Aventis
Aventis
Gebaude K 801
Industriepark Hochst
65926 Frankfurt

Jean-Marc Bruel                          Member of the Supervisory Board of
(France)                                 Aventis
Aventis
46 quai de la Rapee
75601 Paris Cedex 12

Serge Kampf                              Member of the Supervisory Board of
(France)                                 Aventis
CAP Gemini Sogeti
11, rue de Tilsit
75017 Paris

Prof. Dr. Drs. h. c. Hubert Markl        Member of the Supervisory Board of
(Germany)                                Aventis
Max-Planck-Geellschaft
Hofgartenstrasse 8
80539 Munchen

Dr. Gunter Metz                          Member of the Supervisory Board of
(Germany)                                Aventis
Celanese AG
Frankfurter Str. 111
61476 Kronberg

Didier Pineau-Valencienne                Member of the Supervisory Board of
(France)                                 Aventis
Schneider Electric
64 rue de Miromesnil
75008 Paris

Seham Razzouqi                           Member of the Supervisory Board of
(Kuwait)                                 Aventis
Kuwait Petroleum Corporation
P.O. Box 26565
Safat 13126 Kuwait



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Michel Renault                           Member of the Supervisory Board
(France)                                 of Aventis
ARJIL & Associes Banque
43 rue Vineuse
75116 Paris

Dr. Hans-Jurgen Schinzler                Member of the Supervisory Board of
(Germany)                                Aventis
Munchener Ruckversicherungs-
Gesellschaft
Koniginstrasse 107
80802 Munchen


BOARD OF MANAGEMENT

Jurgen Dormann                           Chairman of the Board of Management
(Germany)                                of Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Jean-Rene Fourtou                        Vice-Chairman of the Board of
(France)                                 Management of Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Igor Landau                              Member of the Board of Management of
(France)                                 Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Horst Waesche                            Member of the Board of Management of
(Germany)                                Aventis
Aventis, 67917
Strasbourg, Cedex 9, France


EXECUTIVE COMMITTEE

Jurgen Dormann                           Chairman of the Board of Management of
(Germany)                                Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Jean- Rene Fourtou                       Vice-Chairman of the Board of
(France)                                 Management of Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Alain Godard                             Chief Executive Officer of Aventis
(France)                                 Agriculture

Igor Landau                              Member of the Board of Management of
(France)                                 Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

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Patrick Langlois                         Group Executive Vice President -
 (France)                                Chief Financial Officer
Espace Europeen de l'Entreprise
Avenue de l'Europe
Schiltigheim
France 67300

Richard J. Markham                       Chief Executive Officer of Aventis
(United States)                          Pharma
Route 202-206
Bridgewater, NJ 08807

Rene Penisson                            Group Executive Vice President -
(France)                                 Human Resources
Espace Europeen de l'Entreprise
Avenue de l'Europe
Schiltigheim
France 67300


Horst Waesche                            Member of the Board of Management of
(Germany)                                Aventis
Aventis, 67917
Strasbourg, Cedex 9, France